Exhibit 4.18

PUGET SOUND POWER & LIGHT COMPANY

TO

THE FIRST NATIONAL BANK

OF BOSTON,

                                                     TRUSTEE.

Fifty-Fifth Supplemental Indenture

Dated as of March 1, 1974

Relating to an issue of First Mortgage Bonds, 8 3/4% Series

Due March 1, 2004

Supplemental to Indenture dated as of

June 2, 1924, as supplemented and modified

(NOT PART OF INDENTURE)

THIS FIFTY-FIFTH SUPPLEMENTAL INDENTURE, made as of the first day of March, 1974, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington ( hereinafter sometimes called the “Company”), party of the first part, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its principal office at 100 Federal Street, in the city of Boston and Commonwealth of Massachusetts 02110 (successor by merger to OLD COLONY TRUST COMPANY) ( hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation ( hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage ( the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 ( the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961, a Forty-eighth Supplemental Indenture dated as of November 1, 1963, a Forty-ninth Supplemental Indenture dated as of May 1, 1964, a Fiftieth Supplemental Indenture dated as of January 1, 1966, a Fifty-first Supplemental Indenture dated as of June 1, 1967, a Fifty-second Supplemental Indenture dated as of February 1, 1969, a Fifty-third Supplemental Indenture dated as of July 1, 1970 and a Fifty-fourth Supplemental Indenture dated as of October 1, 1972, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, the Thirty Million Dollars ($30,000,000) ‘principal amount of First Mortgage Bonds, 4V8% Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, the Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage

Bonds, 9 1/2% Series due 2000 and the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971 The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 8 3/4% Series due March 1, 2004 (hereinafter sometimes called “Bonds of the March 1, 2004 Series”), and has authorized an initial issue of Thirty Million Dollars ($30,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Fifty-fifth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Thirty Million Dollars ($30,000,000) principal amount of Bonds of the March 1, 2004 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Fifty-fifth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto The First National Bank of Boston, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated ( in all cases where said deeds and/or records are below specified) reference is hereby made ‘for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE IN THE STATE OF WASHINGTON ACQUIRED BY PUGET SOUND POWER & LIGHT COMPANY TO DATE, AND NOT HERETOFORE SPECIALLY DESCRIBED IN ANY PRIOR SUPPLEMENTAL MORTGAGE

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
			JEFFERSON COUNTY

33	30N*	1W*	That portion of the Northeast Quarter of the southwest Quarter lying South of Permanent Highway No. 7, all in Section 33, Township 30 North, Range 1 West, W.M., in Jefferson County, Washington;	Crown Zellerbach corporation, a Nevada corporation. August 20, 1973	44	405,407

			EXCEPTING therefrom the following described portions thereof:

			(A) A track of 1.36 acres conveyed to Jefferson County as a gravel pit by deed recorded in Volume 76 of Deeds, Page 613, and designated as Tax No. 2 in said Section 33;

			(B) A tract of land conveyed to Puget Sound Power & Light Company by deed recorded in Volume 95 of Deeds, Page 510 and designated as Tax No. 3 in said Section 33;

(C)   Commencing at the quarter section corner between Sections 32 and 33, Township 30 North, Range 1 West, W.M.; thence South 82°24’ East 1241.5 feet; thence South 80°36’ East, parallel to said Permanent Highway No. 7, 255.9 feet to the true point of beginning; (said point being the northeasterly corner of that certain tract designated as Tax No. 3 in said Section 33); thence South 238 feet; thence East 275 feet, thence North to the southerly right of way line of Permanent Highway No. 7; thence in a northwesterly direction along said right of way line to the point of beginning; said tract being designated as Tax Nos. 18 and 23 in said Section 33;

*	All numbers in the column of the following tabulation under designation “Twp.” indicate townships north of the Williamette Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate ranges east or west, as the case may be, of the Williamette Meridian.

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
		(D)	The Easterly 255 feet of that portion of the Northeast Quarter of the Southwest Quarter of said Section 33 lying South of Permanent Highway No. 7; except that portion of Tax No. 2 (above described) which is included in said Easterly 255 feet;

EXCEPTING from above described tracts the right of way of the Port Townsend pipe line, and the right of way of the transmission line of the Puget Sound Power & Light Company;

ALSO EXCEPTING commencing at the quarter section corner between Sections 32 and 33, Township 30 North, Range 1 West, W.M.; thence South 82°24’ East 1241.5 feet; thence South 80°36’ East parallel to said Permanent Highway No. 7, 255.9 feet; thence South 238 feet; thence East 275 feet; thence North to the southerly right of way line of Permanent Highway No. 7, the true place of beginning, said point being the northeasterly corner of that certain tract designated as Tax Nos. 18 and 23; thence South 258 feet; thence East 150 feet; thence North to the southerly right of way line of Permanent Highway No. 7; thence in a northwesterly direction along said right of way line to the point of beginning, containing 0.89 of an acre, more or less;

RESERVING, however, to Grantor a temporary easement for improvement, maintenance and use of an existing road, said easement extending from said Permanent Highway No. 7 southerly following said existing road to the South line of the hereinabove described property; at such time as Grantee has completed its development plans of the above described tract, Grantee shall pant to Grantor a permanent easement 20 feet m width, having 10 feet of such width on each side of a described centerline to be surveyed and staked out on the ground at a location within the boundaries of the tract above described.

33	30N	1W	That portion of the South half of the Northwest Quarter of the Southwest Quarter lying East of the right of way of the transmission line of Puget Sound Power & Light company, except the North 200 feet thereof in Section 33, Township 30 North, Range 1 West of the W.M., Jefferson County, Washington.	Crown Zellerbach Corporation, a Nevada Corporation. August 16, 1973	44	404

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
13	27N	2W	Commencing at the South Quarter corner of Section 13, Township 27 North, Range 2 West, W.M., thence North 00º55’00” East, 1680.4 feet along the North-South center line of said Section 13; thence North 86°04’22’ East, 1701.89 feet to the true point of beginning; thence continuing North 86°04’22” East, 270.00 feet; thence South 03°55’38” East, 277.50 feet to a point on the North right of way line of existing east Quilcene Road; thence along said right of way on a curve to the right, the center of which bears North 11°59’49” East, 2093.69 feet, and arc distance of 287.29 feet; thence North 03°55’38” West, 180.00 feet to the true point of beginning.	James D. Shaw and Geraldine Shaw, his wife, also known as Geraldine F. Shaw. September 4, 1973	44	512

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
			KITSAP COUNTY

4	26N	2E	That part of the North half of the Northwest quarter of the Southwest Quarter of Section 4, Township 26 North, Range 2 East, W.M., in Kitsap County Washington, more particularly described as follows:	Donald H. Bennett and Patricia T. Bennett, his wife. May 18, 1973	43	352

			Commencing at the West Quarter corner of Section 4, Township 26 North, Range 2 East., W.M.; thence South 02°33’00’ West along the West line of said section, 355.64 feet; thence South 86°41’04” East 659.29 feet to the true point of beginning; thence continuing South 86°41104” East, 319.92 feet to the westerly boundary of the Suquamish-Hansville Road; thence South 34°15’48” West along the westerly boundary of the Suquamish-Hansville Road, 233.20 feet to the North boundary of Gunderson Road; thence North 86°41’04’ West along the North boundary of Gunderson Road, 172.59 feet to a point of curve; thence continuing along the North boundary of Gunderson Road on a curve to the left, whose center bears South 03°18’56” West, 316.60 feet, an arc distance of 27.45 feet; thence North 03°18’56” East 201.19 feet to the true point of beginning.

34	25N	1E	The North half of the Northeast Quarter of the Northeast Quarter of the Southeast Quarter, Section 34, Township 25 North, Range 1 East, W.M., in Kitsap County, Washington, lying East of county Road:	Emil J. Schmidt and Anne Schmidt his wife. July 1, 1972	29	1921

			EXCEPT the South 30 feet thereof conveyed to Kitsap County by deed recorded under auditor’s File No. 551202;

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
AND EXCEPT the North 72 feet thereof.

SUBJECT TO: 1. Waiver of damages by reason of the construction of roadways adjoining said premises, granted to Kitsap County by deeds recorded under auditor’s file Nos. 551202, 551203 and 691775.

2.      Easement for electric transmission and distribution line, granted to Puget Sound Power & Light Company, a Washington corporation, by instrument recorded November 5. 1969 under auditor’s file No. 963914.

Sec.	Twp.	Range	Description	Deed Form	Deed Records Auditors File No.
			KING COUNTY

27	23N	4E	Beginning at a point on the West line of Section 27, township 23 North, Range 4 East, W.M., in King County, Washington, distant South 0°01’11’ West 1835.29 feet from the Northwest corner of said Section 27, and running thence South 89°59110’ East 2245.00 feet; thence South 0°01’11’ West 2775.00 feet; thence South 89°59’10” East 560.00 feet to the true point of beginning of this description; thence continuing South 89°59’10’ East 100.00 feet; thence South 0°01’11” West 275.00 feet; thence North 89°59’10” West 100.00 feet thence North 0°01’11” East 275.00 feet to the true point of beginning;	Eli Prkut and N. Marie Prkut, his wife. March 20, 1973	7303300434

			`Being known as Lot 17, Block 24, McMicken Heights, Division No. 2, according to the unrecorded plat thereof.

19	26N	6E	That portion of the East 340 feet of the Northeast Quarter of the Northeast Quarter of the Northwest Quarter of Section 19, Township 26 North, Range 6 East, W. M., in King County Washington, lying northerly of proposed 60 foot roadway, center line of said roadway being described as follows:	Chester A. Bryant and Lois S. Bryant, his wife and Theodore F. Kollmar and Geraldine Kollmar, his wife. September 11, 1973	7309210383

Sec.	Twp.	Range	Description	Deed Form	Deed Records Auditors File No.

Beginning at a point 648.70 feet South 1012’40’ West of the Northeast corner of the Northeast Quarter of the Northwest Quarter of said section 19; thence North 86°39’42’ West a distance of 294.86 feet; thence South 85°59’50’ West a distance of 275.42 feet to point of curve; thence along arc of curve to left having a radius of 100 feet a distance of 139.63 feet to point of tangency; thence South 5°59’50’ West to intersect with the South line of said Subdivision: Except the East 30 feet thereof for road purposes, Except the East 130 feet, “as measured along the South line”, of the South 230 feet, “as measured along the East line”, of said described property.

SUBJECT TO: An easement for road and Utility purposes as recorded under auditor’s file No. 4781443; and an easement for electric transmission line as recorded under auditor’s file No. 903023 and 2497356.

8	23N	5E

Beginning at the Northwest Corner of Tract 27, Harries Garden Home Tracts, according to plat recorded in Volume 34 of Plats, page 38, in King County, Washington, said point being on the East margin of the existing Puget Sound Power & Light Company right of way; thence running East along the North line of said tract a distance of 85 feet; thence’ at right angles to said North line 100 feet; thence West along the South line of the North 100 feet of said tract to the East margin of Primary State Highway No. 1-N Renton Interchange; thence along said East margin Northwesterly to the East margin of the Puget Sound Power & Light Company, right of way; thence North along said right of way to the point of beginning.

SUBJECT TO: Condemnation by the State of Washington of right of access to State Highway and of light, view and air recorded under Case No. 656733.

Right of the public to make necessary slopes for cuts or fills as dedicated in the plat.

				John Roderick Rankin and Patricia Ruth Rankin, his wife. July 2, 1973	7201210563

23	22N	5E	The East 1300.0 feet of the Northwest Quarter of the Southeast Quarter of Section 23, Township 22 North, Range 5 East, W.M., in King County, Washington; EXCEPT that portion lying within the West 30.0 feet of said subdivision; EXCEPT the South 250.0 feet of the West 250.0 feet of the above described tract; ALSO the Southwest Quarter of the Northeast Quarter of Section 23, Township 22 North, Range 5 East, W.M., in King County, Washington;	R. John Bower and Solveig B. Bower, his wife, Edmund Hofstad and Klara Hofstad, his wife. Walter Hofstad and Valeta E. Hofstad, his wife, Oliver A. Hofstad and Sarah A. Hofstad, his wife. December 26, 1968	7309140293

Sec.	Twp.	Range	Description	Deed Form	Deed Records Auditors File No.
			EXCEPT the West 30.0 feet and EXCEPT the Southwest Quarter of the Southwest Quarter of the Northeast Quarter of said Section 23.

4	21N	4E	Lot 1, Block 2, Hall’s acre tracts, according to the plat recorded in Vol. 20 of Plats, Page 25, in King County, Washington;	JMC Corporation, a Washington corporation. February 9, 1973	7302200519

EXCEPT the West 20 feet deeded to King County for road by instrument recorded under Auditor’s file No. 2099409 and

EXCEPT the North 15 feet deeded to King County by instrument recorded under Auditor’s file No. 2769028.

26	23N	4E	That portion of the Northwest Quarter of Section 26, Township 23 North, Range 4 East, W.M., described as follows:	Connecticut General Life Insurance Co., a Connecticut corporation. May 10, 1973	7308290579

Beginning at the Southwest corner of said subdivision; thence South 89°21’31” East along the South line thereof 1961.64 feet to the West margin of 57th Avenue South (Mess Brothers Road); thence North 0°09’22” West along said West margin 30.00 feet to the true point of beginning; thence continuing North 0°09122” West along said West margin 270.00 feet; thence North 89°21’31” West 193.79 feet to the easterly margin of Primary State Highway No. 1, as condemned in United States District Court Cause No. 6010; thence South 45°04’23” West along said easterly margin 236.75 feet to an angle point therein; thence South 14°57’47” West along said easterly margin 104.18 feet to the North line of the South 30 feet of said subdivision; thence South 89°21’31” East along said North line 389.06 feet to the true point of beginning;

EXCEPT the North 50.0 feet measured at right angles to and parallel with the North line of the above described tract; and

EXCEPT the East 6 feet conveyed to the City of Tukwila on April 10, 1968, recorded under Auditor’s File No. 6343869.

27	22N	4E	That portion of the Northwest Quarter of the Northwest Quarter of Section 27, Township 22 North, Range 4 East, W.M., in King County, Washington, lying Southeasterly of Star Lake Road “Military Road” as deeded by instrument recorded under Auditor’s File No. 3361084;	Elvin P. Carney and Maude C. Carney, his wife. August 28,	7310090498

Sec.	Twp.	Range	Description	Deed Form	Deed Records Auditors File No.
			EXCEPT County Road

8	23N	5E

That portion of the Northwest Quarter of the Northeast Quarter of Section 8, Township 23 North, Range 5 East, W.M., in King. County, Washington, described as follows: Beginning at the North Quarter corner of said Section 8; thence North 89°22’50” East along the North line of said Section 767.64 feet to the true point of beginning of the tract herein described; thence South 0°35’45” East 623.47 feet; thence South 46°35’27” West 410.41 feet to the easterly margin of the MPS& Company’s right-of-way; thence South 15°07’50” East along the Easterly margin of the PSP&L Company’s right-of-way 227.10 feet; thence North 46°35’27” East 605.33 feet; thence North 0°35’451’ West 710.91 feet to the North line of said Section 8; thence South 89°22’50” West along the North line of said Section, 200 feet to the true point of beginning:

EXCEPT that portion lying Northerly of the Southerly line of North Renton Interchange SR 405 as condemned in King County Superior Court Cause No. 656773.

				Fred W. Akers and Hazel C. Akers, his wife, on November 18, 1955, date of acquiring title, and at all times since. May 16, 1973	7306050071

35	25N	5E

That portion of the West half of the Southwest Quarter of the Northwest Quarter of Section 35, Township 25 North, Range 5 East, W.M., in King County, Washington, described as follows:

Commencing at the intersection of the North line of the South 30 feet of said subdivision with the East line of the West 50 feet thereof; thence South 88°38’51’ East parallel to the South line of said subdivision 150 feet to the true point of beginning; thence continuing South 88°38’51’ East 20 feet; thence North 0°02’51” West 20 feet; thence North 88°38’51” West 20 feet; thence South 0°02’51” East 20 feet to the true point of beginning.

				Main Roads, Inc., a Washington corporation. November 1, 1973	7311050052

21	21N	5E	West 132 feet of Northeast Quarter of the South east Quarter of the Southwest Quarter of Section 21, Township 21 North, Range 5 East, W.M., in King County, Washington, except Enumclaw-Auburn Road, Primary State High way No. 5.	Mel Sato and Aya Sato and Kazuya T. Hayashida and Alice Hayashida. September 6, 1972	7209140526

8	23N	5E	That portion of the Northeast Quarter of the Northeast Quarter of Section 8, Township 23 North, Range 5 East, W.M., in King County, Washington described as follows: The North 280 feet of the West 145 feet of the East 320 feet of the North 490.07 feet lying North of Primary State Highway No. 1 “SR 405”, North Renton Interchange except the public roads.	Harold W. Jordan and Phyllis M. Jordan, his wife. April 12, 1972	7205090341

Sec.	Twp.	Range	Description	Deed Form	Deed Records Auditors File No.
			Reserving unto the grantor a non-exclusive easement for ingress, egress and utilities over the West 20 feet thereof. Said easement rights to cease and terminate without notice in the event the balance of the parcel of land of which the above described parcel is now a part is merged with adjoining lands which have separate means of access.

5	25N	5E

That portion of the Southwest Quarter of the Southeast Quarter of Section 5, Township 25 North, Range 5 East, W.M., in King County, Washington, described as follows:

Beginning at a point which bears North 4°28’36’ West 502.74 feet and North 87°02’20” East 504.05 feet from the South Quarter corner of said Section 5; thence North 87°02’20’ East 84.01 feet; thence South 4°28’36’ East to a point 250 feet North 4°28’36’ West from the North margin of Kirkland Avenue and the true point of beginning; thence South 4°28’36” East 250 feet to said North margin of Kirkland Avenue; thence along said North margin South 86°49’26’ West 84.00 feet; thence North 4°2816” West 250 feet; thence East 84 feet, more or less to the true point of beginning.

(Also known as the South 250 feet of lot 7, block 54, Burke and Farrar’s Kirkland Gardens Division No. 15, according to the unrecorded plat thereof.)

				Donald H. Huckle and Gladys E. 7204280313 Huckle, his wife. April 3, 1972	7204280313

27	23N	4E

That portion of the Southwest Quarter of the Southeast Quarter of Section 27, Township 23 North, Range 4 East, W.M., in King County, Washington, described as follows:

Beginning at point on the West line of Section 27, Township 23 North, Range 4 East, W.M., in King County, Washington, distant South 0°01111” West 1835.29 feet from the Northwest corner of said Section 27 and running thence South 89°59’10’ East 2245.00 feet; thence South 0°01’11” West 2500 feet; thence South 89°59’10’ East 660 feet to the true point of beginning; of the tract herein described; thence continuing South 89°59’10’ East 65 feet; thence South 0°01’11’ West 275 feet; thence North 89°59’10” West 65 feet; thence North 0°01’11’ East 275 feet to the true point of beginning.

(Being known as the West 65 feet of lot 29, block 24 McMicken Heights Division No. 2, according to the unrecorded plat.)

				Duane W. Cooper and Carol L. Cooper, his wife. June 5, 1972	7208070221

Sec.	Twp.	Range	Description	Deed Form	Deed Records Auditors File No.
27	23N	4E	PARCEL A:

That portion of the Southwest Quarter of the Southeast Quarter of Section 27, Township 23 North, Range 4 East, W.M., in King County, Washington, described as follows: Beginning at a point on the West line of Section 27, Township 23 North, Range 4 East, W.M., in King County, Washington, distant South 0°01’11’ West 1835.29 feet from the Northwest comer of said Section 27 and running thence South 89°59’10’ East 2245.00 feet; thence South 0°01’11’ West 2500.00 feet; thence. South 89°59’10’ East 495 feet to the true point of beginning of the tract herein described; thence continuing South 89°59’10” East 65 feet; thence South 0°01’11” West 275 feet; thence North 89°59’10” West 65 feet; thence North 0°01111” East 275 feet to the true point of beginning;

(Being known as the East 65 feet of lot 27, block 24, McMicken Heights Division No. 2, according to the unrecorded plat.)

PARCEL B:

Beginning on the West line of Section 27, Township 23 North, Range 4 East, W.M., in King County, Washington, at a point which is South 0°01’11” West 1835.29 feet from the Northwest corner of said section; thence South 89°59’10’ East 2245 feet; thence South 0°01111” West 2500 feet; thence South 89°59’10” East 560 feet to the true point of beginning; thence South 89°59’10’ East 100 feet; thence South 0°01’11’ West 275 feet; thence North 89°59110” West 100 feet; thence North 0°01’11” East 275 feet to beginning.

(Being known as Tract 28, block 24, McMicken H* Division No. 2, according to the unrecorded plat thereof.)

				Golda K. Mullins and Eileen B. Mullins, his wife. June 6, 1972	7208070220

27	23n	4E

That portion of the Southwest Quarter of the Southeast Quarter of Section 27, Township 23 North, Range 4 East, W.M., in King County, Washington, described as follows:

Beginning at a point on the West line of Section 27, Township 23 North, Range 4 East, W.M., in King County, Washington, distant South 0°01’11’ West 1835.29 feet from the Northwest corner of said section 27 and running thence South 89°59’10” East 2245 feet; thence South 0°01’11” West 2500 feet; thence South 89°59’10’ East 425 feet to the true point of beginning of the tract herein described; thence continuing South 89°59’10” East 70 feet; thence South 0•01’111 West 275 feet; thence North 89°59’10’ West 70 feet; thence North 0°01’11” East 275 feet to the true point of beginning.

				Harold A. Leverentz and Marjorie E. Leverentz, his wife. June 5, 1972	7208070222

Sec.	Twp.	Range	Description	Deed Form	Deed Records Auditors File No.
			(Also known as the West 35 feet of lot 27 and the East 35 feet of lot 26 in block 24, of McMicken Heights, Division No. 2, according to the unrecorded plat, in King County.)

26	23N	4E

THAT PORTION of the Northwest Quarter of the Southwest Quarter of Section 26, Township 23 North, Range 4 East, W.M., in King County, Washington, described as follows:

BEGINNING at the intersection of the South line of South 168th Street, as deeded to King County, Washington, by deed recorded under Auditor’s File No. 3616281, with the West line of 53rd Avenue South as deeded to said county by decd recorded under Auditor’s File No. 3136424; thence North 89°12’3’ West along said South line 276 feet to the true point of beginning of this description; thence South 0°48’39” East parallel with the West line of said 53rd Avenue South of 95.54 feet; thence North 89°21’31” West parallel with the North line of said subdivision 160.00 feet; thence North 0°48’39’ West 95.54 feet to the South line of said South 168th Street; thence South 89°21’31’ East along said South line 160.00 feet to the point of beginning;

BEING KNOWN as the West 160 feet of Tract 2 of Sunrise View addition, according to the unrecorded plat thereof.

Together wan an easement for ingress and egress and utilities over and across the South 30 feet of that portion of South 168th Street abuting the whole of said Lot 2 at any time said dedicated road is vacated.

				Douglas T. Harris and Elizabeth J. Harris, his wife. August 2, 1972	7208210294

			PIERCE COUNTY

23	16N	4E	The East 25 feet of that portion of the East half of the Southeast Quarter of Section 23, Township 16 North, Range 4 East of the W.M., lying South and East of the right of way of the Chicago, Milwaukee, St. Paul and Pacific Railroad conveyed to the City of Tacoma by deed recorded March 29, 1944 under Auditor’s Fee No. 1342351. EXCEPT a 60 foot County Road known as Anderson Road, located as described in instrument dated August 19, 1969, and recorded in Pierce County on September 12, 1969, under Auditor’s Fee No. 2312375.	Oscar J. Anderson and Nora A. Anderson husband and wife. October 11, 1972	2487038

					Deed Records
					Vol.	Page
			SKAGIT COUNTY

18	34N	4E	The West 215 feet of the East 1102.5 feet of the North 202.605 feet of that portion of the Northeast Quarter of the Northeast Quarter of Section 18, Township 34 North, Range 4 East W.M., lying southerly of the County Road which runs along the North line of said subdivision.	Mount Vernon Mutual Development, Inc., a corporation. June 6, 1973	120	538

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
			SNOHOMISH COUNTY

25	29N	5E	That portion of the North half of Lot 52, Plat of Glenwood Division “B” lying easterly of Secondard State Highway No. 1-A, except the East 666 feet thereof in Section 25, Township 29 North, Range 5 East, W.M., Snohomish County, Washington (known as Tract SWT-13) recorded in Vol. 156, Pages 458-460, No. 1993917, Records, Snohomish County, Washington. SUBJECT TO encumbrances of record, if any. AND all right-of-way easements for an electric power transmission line acquired by Bonneville Power Administration under the following conveyances:	The United States of America. July 11, 1973	709	198

Tract No.	Recorded in Snohomish County Records Volume	Pages	File Number
SWT-1 & 1AE	138	292-295	1981874
SWT-2	152	51-57	1991019
SWT-3	138	325-327	1981900
SWT-4, SWT-5	152	542-544	1991322
SWT-6	140	334-336	1983283
SWT-7	148	613-615	1988965
SWT-8	140	331-333	1983282
SWT-9	140	27-29	1982926
SWT-10	136	598-600	1980627
SWT-11	136	602-604	1980629
SWT-12	152	536-538	1991320
SWT-12A	152	539-541	1991321
SWT-14 & 15	152	51	1991019
SWT-16	353	48-52	2114433
SWT-17	206	361-363	2026660
SWT-18	139	482-484	1982726
SWT-19	141	370-372	1983967
SWT-20	139	474-476	1982723
SWT-21	154	201-204	1992386
SWT-22	139	479-481	1982725
SWT-23	140	328-330	1983281
SWT-24	241	598-602	2049517
S-BL-2 & 4	882	621-623	1771910
S-BL-5	877	501-503	1759069
S-BL-7	881	394-396	1768929
S-BL-8	896	167-169	1806073
S-BL-10	883	546-548	1774397

Tract No.	Recorded in Snohomish County Records Volume	Pages	File Number
S-BL-11	877	592-594	1759317
S-BL-12	877	507-509	1759071
S-BL-13	882	594-596	1771759
S-BL-14	880	295-297	1765906
S-BL-15	880	292-294	1765905
S-BL-16	885	223-225	1778225
S-BL-18	878	613-615	1762078
S-BL-19	885	390-392	1778839
S-BL-20	879	257-259	1763467
S-BL-21	890	494-497	1792319

AND The rights acquired by the Government over Tract SWT-13B, said tract being a strip of land 6 feet by 100 feet in Lot 52, Glenwood Division “B”, Snohomish County, Washington, having been omitted from probate 44 years ago and used adversely by the adjoining owners.

AND Four and nine one hundreths (4.09) miles more or less of 540 MVA (325 MVA) electric transmission line located within the above described area extending from and including Structure 1-1 to and including Structure 5-1 and including towers, conductors, insulator strings, and hardware.

And The rights of the United States in crossing permits acquired under the following conveyances:

SWT-5A—Crossing Agreement, Contract No. 79081 dated February 15, 1968 (unrecorded) over and across the City of Seattle transmission line right-of-way easement area in portions of Lots 38, 39 and 42, Glenwood Division “A”, Section 25, Township 29 North, Range 5 East, W. M., Snohomish County, Washington. The City of Seattle approved the transfer of the above crossing right by Ordinance No. 101765.

SWT-25A —Crossing Permit, Contract No. 14-03¬78383 dated January 23, 1968 ( unrecorded) to operate and maintain electric power transmission circuits over and across the City of Everett 56 foot wide water line right-of-way located at Bonneville Power Administration Survey Station 311 + 25 in Section 6, Township 28 North, Range 6 East, W.M., Snohomish County, Washington.

SWT-13A—Permit, Contract No. 14-03-79138 dated February 19, 1968 (unrecorded) to construct, operate and maintain an aerial transmission line across a portion of State Highway SR9 at Highway Station 155 + 80 located in Section 25, Township 29 North, Range 5 East, W.M., Snohomish County, Washington.

S-BL-7A—Crossing Agreement, Contract No. 14¬03-54115 dated May 28, 1965 ( unrecorded) over and across a water pipeline and right-of-way of the City of Everett in the Northeast Quarter of the Southwest Quarter of Section 6, Township 28 North, Range 6 East, W.M., Snohomish County, Washington.

AND The future danger tree rights described in the following instruments:

Tract No.	Recorded in Snohomish County Records Volume	Pages	File Number
DT-SWT-1	148	75-78	1988447
DT-SWT-2	152	507-509	1991019
DT-SWT-3	141	373-375	1983968
DT-SWT-5	193	48-51	2018050

DT-SWT-4—Offer to Sell Timber and Danger Trees (unrecorded), signed by Dennis Vest and Lee F. Duce dated November 21, 1967, granted the right to at any time enter, top, limb, or fell danger trees located on the premises outside of the Government’s right-of-way. The above future danger tree right affects the west 125 feet of the north 165 feet of Lot 6, Block A, Sunny-side Land Company’s Acre Tract Addition to Snohomish in Section 31, Township 29 North, Range 6 East, W.M.

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
			THURSTON COUNTY

34	18N	2W	That part of Barns Donation Claim No. 65, Township 18 North, Range 2 West, W.M., described as follows: Beginning at the intersection of the West line of tract conveyed to State of Washington by deed dated March 7, 1968 and recorded under File No. 777764 with the Southeasterly line of 150-foot wide strip conveyed to The Portland and Puget Sound Railroad Company by deed dated September 5, 1890 and recorded in Volume 23 of Deeds, page 411; running thence North along said West line of State tract 190.794 feet to .the Northwesterly line of said 105-foot wide strip; thence Southwesterly along said Northwesterly line having radius of 1423.14 a distance of 523.761; thence South 56048150’ East 150 feet; to the westerly line of frontage service road commonly known as Second Avenue South; which is also the Southeasterly line of said 150 foot wide strip; thence Northeasterly along said Southeasterly line of strip having radius of 1273.14 feet a distance of 357 feet to the point of beginning	Henry Fennel and Goldie E. Fennel, his wife. November 20, 1972	597	469

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
			THURSTON COUNTY

SUBJECT to rights granted City of Tumwater in easement dated
August 14, 1962 and recorded under File No. 664929; and

SUBJECT to rights granted Puget Sound Power & Light Company in easement dated April 6, 1963 and recorded under File No. 678661.

36	17N	3W

That part of the East 310 feet of the North 400 feet of the Northeast Quarter of the Northeast Quarter of Section 36, Township 17 North, Range 3 West, W.M., lying westerly of the county road known as Littlerock Road.

EXCEPT that portion lying South of a line described as beginning at a point on the West line thereof 225 feet South of the Northwest corner of said tract, thence running South 48° East to a point on the West boundary of said Littlerock Road 340 feet more or less South of the North line of said Section 36, as measured along the West boundary of said road.

TOGETHER with a perpetual easement for an electric line anchor and necessary guys and the right to construct, maintain, replace and enlarge said appurtenances, over, across, and under that part of the North 400 feet of the West 160 feet of the East 310 feet of the Northeast Quarter of the Northeast Quarter of Section 36, Township 17 North, Range 3 West W.M., lying East of East boundary of the Littlerock Road.

SUBJECT to reservation of oils, gases, coal, ores, minerals and fossils, together with right to enter and explore-for same etc., and reservation of right to acquire rights of way for private railroads, skid roads, flumes, canals, watercourses, etc. with provision for compensation for damages caused by the exercise of such rights etc., made by State of Washington in deed dated March 9, 1928 and recorded in Volume 133 of Deeds, page 197.

				Paul Sando and Esther Sando, his wife. November 16, 1972	296	745

8	16N	1E	That part of the Southeast Quarter of the Southeast Quarter of Section 8, Township 16 North, Range 1 East, W.M., lying Southeasterly of Secondary State Highway No. 5-H, Easterly of county road known as Vail Loop Road and Northerly of 50-foot wide strip conveyed to Chicago, Milwaukee, Puget Sound Railway Company by deed dated May 31, 1910 and recorded in Volume 77 of Deeds, page 241;	R. Mable Goodwin, a widow. December 29, 1972	599	528

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page

EXCEPTING therefrom tract conveyed to George Watson by deed dated October 6, 1933 and recorded in Volume 142 of Deeds, page 595 and excepting also that portion lying in tract described as beginning at a point on the center line of said Vail Loop Road, 300 feet Southeasterly of its intersection with the center line of said state highway; running thence Northeasterly parallel with said highway 300 feet; thence Southeasterly parallel with said county road 240 feet more or less to the Northerly line of said 50-foot wide strip; thence Southwesterly along said Northerly line 295 feet more or less to said center line of county road; thence Northwesterly along said center line 215 feet more or less to the point of beginning.

SUBJECT to rights granted Northwestern Long Distance Telephone Company in easement dated August 12, 1907 and recorded in Volume 9 of Miscellaneous Records, page 366; and

SUBJECT to (as to the Northwesterly 5 feet of the property) rights granted Washington Natural Gas Company dated October 7, 1964 and recorded under File No. 705557.

			WHATCOM COUNTY

18	38N	3E	The Westerly 50 feet of the following described tract: A tract of land situate in the Northeast Quarter of the Northeast Quarter of Section 18, Township 38 North, Range 3 East of W.M., more particularly described as follows: Commencing at the Northeast corner of Section 18, said Township and Range; thence West 330 feet; thence South 210 feet; thence East 330 feet; thence North 210 feet to the point of beginning, LESS roads, situate in Whatcom County, Washington.	William C. Hewett and Charmie Hewett, his wife. August 17, 1973	201	932

18	38N	3E	The North 90 feet of the South 360 feet of the following described tract; Commencing at the Northeast corner of Section 18, Township 38, North, Range 3 East of W.M.; thence West 5 chains; thence South 10 chains; thence East 5 chains; thence North 10 chains to the point of beginning, EXCEPT County Road No. 384 (James Street Road ), and EXCEPT that portion deeded to Whatcom County, Washington, for road purposes by Quit Claim Deed filed January 8, 1973, under Whatcom County Auditor’s File No. 1129828, situate in Whatcom County, Washington.	Hariett A. Holmes, as her separate property. August 17, 1973	201	934

Sec.	Twp.	Range	Description	Deed Form	Deed Records
					Vol.	Page
18	38N	3E	PARCEL A. The South 80 feet of the North 90 feet of the South 450 feet of the North 660 feet of the East 330 feet of the Northeast quarter of the Northeast Quarter of Section 18, Township 38 North, Range 3 East of W.M., LESS roads. PARCEL B. The West 50 feet of the North 10 feet of the South 450 feet of the North 660 feet of the East 330 feet of the Northeast Quarter of the Northeast Quarter of Section 18, Township 38 North, Range 3 East of W.M.	Grant A. Reed and Lottie M. Reed, his wife. August 17, 1973	201	935

6	37N	4E

A portion of the Southwest Quarter of the Southwest Quarter of Section 6, Township 37 North, Range 4 East of W.M., described as follows:

Beginning at the intersection of the West line of Section 6 and the North line of Lake Louise Road, as shown on the Plat of “Sudden Valley, Division No. 8”, as per the map thereof, recorded in Book 10 of Plats, page 80-82, in the Auditor’s office of Whatcom County, Washington; thence Southeasterly, along said road a distance of 763.71 feet to the Southwesterly corner of Lot 135 of said plat, said point being a point on a curve, having a radius of 1,640.0 feet; thence South 33°14’28” West on a radial line to said curve, a distance of 70.0 feet to the Southerly line of Lake Louise Road, and the true point of beginning; thence continue South 33°14’28’ West, a •distance of 172.0 feet; thence South 56°45132” East, a distance of 272.0 feet; thence North 33°14’28” East a distance of 148.26 feet to a point on a curve on the Southerly line of Lake Louise Road, said curve having a radius of 1,570.0 feet; thence Northwesterly along said curve, through a central angle of 9°58’36’, an arc distance of 273.38 feet to the true point of beginning, LESS roads, situate in Whatcom County, Washington.

				Leila June Olsen, a spinster. October 5, 1973	205	680

TO HAVE AND TO HOLD all and singular the said property, rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the March 1, 2004 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the March 1, 2004 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 8 3/4% Series Due March 1, 2004” (herein referred to as the “Bonds of the March 1, 2004 Series”). The aggregate principal amount of the Bonds of the March 1, 2004 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the March 1, 2004 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered R1 upwards.

March 1, 1974 shall be the date of the commencement of the first interest period for Bonds of the March 1, 2004 Series. All Bonds of the March 1, 2004 Series shall mature March 1, 2004, and shall bear interest at the rate of 8 3/4% per annum until the payment of the principal thereof, such interest to be payable semi-annually on March 1 and September 1 in each year commencing September 1, 1974. The principal of, and the premium, if any, and interest on, the Bonds of the March 1, 2004 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of and premium, if any, on Bonds of the March 1, 2004 Series will be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, except that, in case of the redemption as a whole at any time of Bonds of the March 1, 2004 Series then outstanding, the Company may designate in the redemption notice other offices or agencies, at which, at the option of the holders, Bonds of the March 1, 2004 Series may be surrendered for redemption and payment. Except as hereinbefore provided, interest on Bonds of the March 1, 2004 Series shall be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the March 1, 2004 Series may be paid by checks to the order of the persons entitled thereto, mailed to their addresses as they appear on the registry books of the Company.

The definitive Bonds of the March 1, 2004 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the March 1, 2004 Series shall be dated the date of the authentication thereof by the Trustee, and shall bear interest on the principal amount thereof from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of the March 1, 2004 Series, or if the date thereof is prior to August 16, 1974 then from March 1, 1974, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on Bonds of the March 1, 2004 Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of the March 1, 2004 Series, or if no interest has been paid, from March 1, 1974.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any bond of the March 1, 2004 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the March 1, 2004 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the March 1, 2004 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the March 1, 2004 Series shall be the registered holders of such Bonds of the March 1, 2004 Series on the record date for payment of such defaulted interest. The term “record date” as used in this Section 1.01, and in the form of the Bonds of the March 1, 2004 Series, with respect to any interest payment date applicable to the Bonds of the March 1, 2004 Series, shall mean the close of business on the February 15 next preceding a March 1 interest payment date or the August 15 next preceeding a September 1 interest payment date, as the case may be ( or the preceding business day if a holiday or other day on which the office of the Trustee is closed ), or such record date established for defaulted interest as hereinafter provided.

In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the March 1, 2004 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 30 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Indenture, Bonds of the March 1, 2004 Series may be exchanged for other registered Bonds of the March 1, 2004 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the March 1, 2004 Series or upon any transfer thereof.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the March 1, 2004 Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the March 1, 2004 Series for a period of fifteen days next preceding any designation of Bonds of the March 1, 2004 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

B. Form of Bonds of the March 1, 2004 Series. The Bonds of the March 1, 2004 Series, and the Trustee’s authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE MARCH 1, 2004 SERIES]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 8 3/4% SERIES DUE MARCH 1, 2004

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                  or registered assigns, the sum of                      Dollars on March 1, 2004, or earlier as hereinafter provided, and to pay interest hereon from the interest payment date next preceding the date hereof to which interest has been paid on the bonds of this series, or if the date hereof is prior to August 16, 1974 then from March 1, 1974, or if the date hereof is an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date, at the rate per annum specified in the title of this bond, payable semi-annually on the first days of March and September in each year until payment of the principal hereof; provided, however, that if there shall be an existing default in the payment of interest on bonds of this series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the bonds of this series, or if no interest has been paid, from March 1, 1974.

The interest so payable upon any March 1 or September 1 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the February 15 preceding such March 1 or the August 15 preceding such September 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

Both principal and interest of this bond ( and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of The First National Bank of Boston, Boston, Massachusetts, or of its successor in trust, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond may be paid by check to the order of the person entitled to payment thereof, mailed to such person’s address as it appears on the registry books of the Company.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND POWER & LIGHT COMPANY,
Dated:
By
President

And by
Treasurer

[FORM OF REVERSE OF BOND OF THE MARCH 1, 2004 SERIES]

PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 8 3/4% SERIES DUE MARCH 1, 2004

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the company to Old Colony Trust Company (The First National Bank of Boston, successor by merger) as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Fifty-fifth Supplemental Indenture dated as of March 1, 1974,, relating among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”), reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

The bonds of this series are issuable solely as registered bonds without coupons in denominations of $1,000 and any multiple of $1,000.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time ( a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price” (provided, however, that such right of redemption prior to March 1, 1979 shall be limited as provided in the Fifty-fifth Supplemental Indenture), and ( b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning March 1	Regular Redemption Price %	Special Redemption Price -%
1974	109.28	100.53
1975	108.96	100.53
1976	108.64	100.53
1977	108.32	100.52
1978	108.00	100.52
1979	107.68	100.51
1980	107.36	100.51
1981	107.04	100.50
1982	106.72	100.49
1983	106.40	100.48
1984	106.08	100.48
1985	105.76	100.47
1986	105.44	100.46
1987	105.12	100.44
1988	104.80	100.43

Twelve Months’ Period Beginning March 1	Regular Redemption Price %	Special Redemption Price %
1989	104.48	100.42
1990	104.16	100.41
1991	103.84	100.39
1992	103.52	100.37
1993	103.20	100.35
1994	102.88	100.33
1995	102.56	100.31
1996	102.24	100.29
1997	101.92	100.26
1998	101.60	100.23
1999	101.28	100.20
2000	100.96	100.17
2001	100.64	100.13
2002	100.32	100.10
2003	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice given by first class mail, postage prepaid, as provided in the Fifty-fifth Supplemental Indenture to holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either ( a ) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or ( b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding ( determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions set forth in said Indenture.

Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

The Fifty-fifth Supplemental Indenture provides that in the event of any default in payment Of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers

Please Insert Social Security or Other Identifying Number of Assignee

unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

THE FIRST NATIONAL BANK OF BOSTON,
Trustee,

By
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the March 1, 2004 Series. The Bonds of the March 1, 2004 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the March 1, 2004 Series set forth in Section 1.01 hereof; provided, however, that no redemption shall be made prior to March 1, 1979, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness has an effective interest cost to the Company (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with the indebtedness being incurred in such refunding operation) of less than the effective interest cost to the Company of the Bonds of the March 1, 2004 Series; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the form of the Bonds of the March 1, 2004 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof, or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days nor more than ninety days notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the March 1, 2004 Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provision of the Indenture not inconsistent herewith.

SECTION 1.03. Sinking and Improvement Fund for Bonds of March 1, 2004 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the March 1, 2004 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before February 28 in each year, beginning with 1976 and continuing to and including February 28, 2003, pay to the Trustee in cash an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the March 1, 2004 Series outstanding on the January 1 next preceding such February 28.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the March 1, 2004 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Fifty-fifth Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on February 28, 19 (here there should be specified the February 28 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is

$

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the March 1, 2004 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to	$
(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the March 1, 2004 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause ( b) of Section 1.02 of the Fifty-fifth Supplemental Indenture, of a principal amount equal to

$
(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the March 1, 2004 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Fifty-fifth Supplemental Indenture, of a principal amount equal to

$
(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $ , to the extent of 60% of said amount, i.e.	$

Total credits pursuant to Item 2	$

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses ( ), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is

$

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

Vice President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the March 1, 2004 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the March 1, 2004 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the March 1, 2004 Series are outstanding. All Bonds of the March 1, 2004 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the March 1, 2004 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the Special Redemption Price, on the then next ensuing March 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such March 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium, if any, payable, on Bonds of the March 1, 2004 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the March I, 2004 Series specified in said Clause (i) of Item 2 in such Certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the March 1, 2004 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the March 1, 2004 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part 1 of the Fortieth Supplemental Indenture, the Company hereby convenants that, so long as any of the Bonds of the March 1, 2004 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the March 1, 2004 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the March 1, 2004 Series shall remain outstanding.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the March 1, 2004 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be Two Hundred Seventy-four Million Seven Hundred Thousand Dollars ($274,700,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8%

Series due 1988, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 45 /8% Series due 1991, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 51/4% Series due 1996, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002 now issued and outstanding and Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 8 3/4% Series due March 1, 2004 to be authenticated and delivered pursuant to Section 2.02 of this Fifty-fifth Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series, the 1996 Series, the 1997 Series, the 1999 Series, the 2000 Series, the 2002 Series, the March 1, 2004 Series, and of any other series established after the execution and delivery of this Fifty-fifth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the March 1, 2004 Series in the aggregate principal amount of Thirty Million Dollars ($30,000,000) may forthwith, upon the execution and delivery of this Fifty-fifth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Fifty-fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the March 1, 2004 Series to the same extent as if specifically set forth herein. All terms used in this Fifty-fifth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Fifty-fifth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Fifty-fifth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Fifty-fifth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Fifty-fifth Supplemental Indenture is dated for convenience and for the purpose of reference as of March 1, 1974, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company, has caused this Fifty-fifth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and The First National Bank of Boston in token of its acceptance of the trust hereby created has caused this Fifty-fifth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Cashier or one of its Assistant Cashiers, all on March 4 and March 1, 1974, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By	/s/ R. F. Whaley
Treasurer.

Attest: CORPORATE SEAL

/s/ W. E. Watson
Secretary.

THE FIRST NATIONAL BANK OF BOSTON

By	/s/ W. N. Burnett
Vice President.

Attest: CORPORATE SEAL

/s/ R. A. Newhall
Assistant Cashier.

STATE OF WASHINGTON	}	SS.:
COUNTY OF KING

R. F. WHALEY and W. E. WATSON, being duly sworn each for himself on oath deposes and says that he, the said R. F. WHALEY, is and at the time of the execution of the foregoing Supplemental Indenture was Treasurer of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Treasurer executed said Supplemental Indenture in behalf of said corporation; and that he, the said W. E. WATSON, is and at the time of the execution of said Supplemental Indenture was Secretary of said corporation, the said mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

/s/ W. E. Watson	/s/ R. F. Whaley
W. E. WATSON	R. F. WHALEY

Subscribed and sworn to before me this 4th day of March, 1974.

Notary Public in and for the State of Washington. Residing at Bellevue.

NOTARIAL SEAL

STATE OF WASHINGTON	}	SS.:
COUNTY OF KING

On this 4th day of March, 1974, before me personally appeared R. F. WHALEY and W. E. WATSON, to me known to be the Treasurer and the Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public in and for the State of Washington. Residing at Bellevue.

NOTARIAL SEAL

COMMONWEALTH OF MASSACHUSETTS,	}	SS.:
COUNTY OF SUFFOLK,

On this 1st day of March, 1974, before me personally appeared W. N. BURNETT and R. A. NEWHALL, to me known to be a Vice President and an Assistant Cashier, respectively, of THE FIRST NATIONAL BANK OF BOSTON, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to and did in the name and on behalf of said corporation execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my, hand and affixed my official seal the day and year first above written.

Notary Public in and for the State of Washington. Residing at Boston.

My commission expires November 19, 1977

NOTARIAL SEAL

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record and index as a real estate mortgage.

To SECRETARY OF STATE:

This instrument is a mixed real and chattel mortgage. File and index pursuant to RCW 62A.9-302(5).

THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

/S/ R.A. NEWHALL
Assistant Cashier